UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors or Certain Officers
On September 30, 2009, Mark T. Hammond stepped down as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, Flagstar Bank, FSB (the “Bank”). As previously announced, Mr. Hammond continues to serve as Vice-Chairman of the Board of Directors of both companies and to be employed as a non-officer Executive Advisor of the Company.
On September 29, 2009, B. Brian Tauber resigned as a member of the Boards of Directors of the Company and the Bank.
Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 29, 2009, the Boards of Directors of the Company and the Bank approved the employment agreement (“Employment Agreement”) of Joseph P. Campanelli to serve as President and Chief Executive Officer of both companies. On September 29, 2009, the Boards of Directors of the Company and the Bank also elected Mr. Campanelli as a member of the Boards of Directors of both companies. Mr. Campanelli was appointed for a term to expire at the Company’s 2010 Annual Meeting of Stockholders. Mr. Campanelli will not be compensated for his services as a director.
Mr. Campanelli, age 53, was President and Chief Executive Officer and a member of the Board of Directors of Sovereign Bancorp, Inc. and Sovereign Bank until September 30, 2008. From October 1, 2008 until joining Flagstar, Mr. Campanelli advised various investment groups on banking matters. Mr. Campanelli originally joined Sovereign Bank in 1997 when it acquired Fleet Financial Group’s indirect auto lending business, which he headed. He became President and Chief Operating Officer of Sovereign’s New England Division in 1999 when Sovereign acquired 268 branches that Fleet divested after its merger with Bank Boston Corp. Mr. Campanelli played an active role in the branches’ acquisition and integration, which at the time was the largest branch and business divestiture in U.S. banking history. Prior to his employment by Sovereign, Mr. Campanelli spent nearly 20 years serving in a variety of executive positions with both Fleet and Shawmut Bank. He began his banking career in Hartford, Connecticut in 1979.
The significant terms of the Employment Agreement are summarized below:
•     Term. The Employment Agreement continues through December 31, 2009 (the “Stub Period”) and from the end of the Stub Period to December 31, 2012 (the “Initial Term”). Thereafter, it shall continue for successive terms of one (1) year following the Initial Term. The Stub Period, the Initial Term and each one-year term thereafter are collectively referred to as the “Term.” The Company and Mr. Campanelli may terminate the Employment Agreement by giving notice two months prior to the end of the Initial Term and any subsequent year.
•     Salary. Mr. Campanelli’s base salary under the Employment Agreement during the Stub Period is $158,333 per month and during the Initial Term is $1,900,000 annually. Following the Initial Term, the annual base salary shall be reviewed for adjustment at the discretion of the Board of Directors annually (but may not be decreased below $1,100,000). Mr. Campanelli’s share salary under the Employment Agreement during the Stub Period is $62,500 per month and during the Initial Term is $750,000 annually. Following the Initial Term, the annual share salary shall be reviewed for increase (but not decrease) at the discretion of the Board of Directors annually. The share salary shall be paid in shares of the Company’s common stock.
•     Discretionary Shares. The Company may grant to Mr. Campanelli (as determined by the Board of Directors or a committee thereof, in its sole discretion) restricted shares of the Company’s common stock in an amount equal up to 33% of his annual compensation (as defined in the Emergency Economic Stabilization Act of 2008, as amended, and the regulations promulgated thereunder (the “TARP Rules”)) at the Company’s discretion.
•     Supplemental Retirement Pension. On the last day of each of the first 60 months of the Term, the Company will accrue for the benefit of Mr. Campanelli, a supplemental retirement accrual equal to 1.022% of the sum of the base salary and share salary, provided Mr. Campanelli is still employed by the Company on the date of each such monthly accrual.
•     Share Purchase. In accordance with the terms of the Employment Agreement, the Company and Mr. Campanelli entered into a purchase agreement, dated as of September 29, 2009 (the “Purchase Agreement”), pursuant to which Mr. Campanelli will purchase 1,987,500 shares of the Common Stock at a purchase price of $1.05 per share (the closing price of the Common Stock on September 28, 2009). Mr. Campanelli will purchase 375,000 shares of Common Stock after the effectiveness of the Employment Agreement, will purchase 150,000 shares of Common Stock on December 31, 2009, and will purchase 243,750 shares of Common Stock on each June 30 and December 31 in 2010, 2011 and 2012.
•     Business Expenses and Fringe Benefits. During the Term, Mr. Campanelli will be entitled to reimbursement of all business expenses that are reasonable and appropriate. In addition, Mr. Campanelli will receive such fringe and other benefits and prerequisites as are regularly and generally provided to other senior executives of the Company, subject to, among other things, the TARP Rules.
•     Covenant not to Compete or Solicit. Mr. Campanelli has agreed that during the term of the Employment Agreement and for a period of one year following termination of his employment with the Company other than for Good Reason (as defined in Section 2.08 of the Employment Agreement) or any termination of Mr. Campanelli’s employment by the Company, Mr. Campanelli will not, directly or indirectly, on behalf of himself or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six months preceding Mr. Campanelli’s termination of employment with the Company was actively employed) by the Company, except for rehire by the Company.
•     Agreement Subject to TARP. So long as the Company is subject to the TARP Rules, the provisions of the Employment Agreement are subject to and shall be interpreted to be consistent with such requirements.
The foregoing summary of the Employment Agreement, including the Purchase Agreement attached as Exhibit A thereto, does not purport to be complete and is qualified in its entirety by a copy of the Employment Agreement, including the Purchase Agreement attached as Exhibit A thereto, which is attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 1, 2009, the Company issued a press release announcing that Joseph P. Campanelli was appointed President and Chief Executive Officer of the Company and the Bank and elected as a member of the Board of Directors of the Company and the Bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.
Item 9.01 Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated September 29, 2009

99.1	Press Release dated October 1, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: October 2, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and CFO